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                                                                      Exhibit 15


October 7, 2004

DreamWorks L.L.C., owner of DreamWorks Animation


We are aware of the inclusion in the Registration Statement (Form S-1 No. 333-117528) of DreamWorks Animation SKG, Inc. for the registration of 29,000,000 shares of its Class A common stock, of our review report dated October 7, 2004 relating to the pro forma adjustments applied to the condensed combined financial statements of DreamWorks Animation.





                                            /s/ Ernst & Young LLP